Exhibit 99.1

FOR IMMEDIATE RELEASE

METROCITY BANKSHARES, INC. REPORTS EARNINGS FOR SECOND QUARTER 2021

ATLANTA, GA (July 23, 2021) – MetroCity Bankshares, Inc. (“MetroCity” or the “Company”) (NASDAQ: MCBS), holding company for Metro City Bank (the “Bank”), today reported net income of $14.4 million, or $0.56 per diluted share, for the second quarter of 2021, compared to $13.0 million, or $0.50 per diluted share, for the first quarter of 2021, and $7.7 million, or $0.30 per diluted share, for the second quarter of 2020. For the six months ended June 30, 2021, the Company reported net income of $27.4 million, or $1.06 per diluted share, compared to $17.6 million, or $0.68 per diluted share, for the same period in 2020.

Second Quarter 2021 Highlights:

●	Annualized return on average assets was 2.53%, compared to 2.62% for the first quarter of 2021 and 1.89% for the second quarter of 2020.
●	Annualized return on average equity was 22.51%, compared to 21.35% for the first quarter of 2021 and 13.92% for the second quarter of 2020.
●	Efficiency ratio of 36.2%, compared to 36.0% for the first quarter of 2021 and 45.6% for the second quarter of 2020.
●	Total assets increased by $363.5 million, or 16.9%, to $2.52 billion from the previous quarter.
●	Total loans increased by $225.0 million, or 12.1%, to $2.09 billion from the previous quarter.
●	Total deposits increased by $228.9 million, or 13.1%, to $1.97 billion from the previous quarter.
●	Net interest margin was 4.60%, compared to 4.60% for the first quarter of 2021 and 4.09% for the second quarter of 2020.

Results of Operations

Net Income

Net income was $14.4 million for the second quarter of 2021, an increase of $1.4 million, or 10.9%, from $13.0 million for the first quarter of 2021. This increase was due to an increase in net interest income of $3.3 million and an increase in noninterest income of $408,000, offset by an increase in provision for loan losses of $606,000, an increase in noninterest expense of $1.4 million and an increase in provision for income taxes of $296,000. Net income increased $6.7 million, or 86.0%, in the second quarter of 2021 compared to net income of $7.7 million for the second quarter of 2020. This increase was due to an increase in net interest income of $9.0 million and an increase in noninterest income of $3.1 million, offset by an increase in provision for loan losses of $1.1 million, an increase in noninterest expense of $2.4 million and an increase in provision for income taxes of $1.9 million.

Net Interest Income and Net Interest Margin

Interest income totaled $25.9 million for the second quarter of 2021, an increase of $3.2 million, or 14.2%, from the previous quarter, primarily due to a $225.9 million increase in average loan balances. We also recognized Paycheck Protection Program (“PPP”) loan fee income of $1.7 million during the second quarter of 2021 compared to $1.1 million recognized during the first quarter of 2021. As compared to the second quarter of 2020, interest income for the second quarter of 2021 increased by $6.8 million, or 35.7%, primarily due to an increase in average loan balances of $648.8 million.

Interest expense totaled $1.1 million for the second quarter of 2021, a slight decrease of $75,000, or 6.6%, from the previous quarter, primarily due to a three basis points decrease in the cost of average money market deposits and a 12 basis points decrease in the cost of average time deposits. As compared to the second quarter of 2020, interest expense for the second quarter of 2021 decreased by $2.2 million, or 67.2%, primarily due to a 109 basis points decrease in deposit costs coupled with a $111.0 million decrease in higher cost average time deposits.

The net interest margin for the second and first quarter of 2021 was 4.60%. The cost of average interest-bearing liabilities for the second quarter of 2021 decreased by 7 basis points to 0.31% compared with the previous quarter, while the yield on average interest-earning assets for the second quarter of 2021 decreased by 6 basis points to 4.79% from 4.85% for the previous quarter. Average earning assets increased by $268.7 million from the previous quarter, primarily due to an increase in average loans of $225.9 million and a $43.9 million increase in average interest-earning cash accounts. Average interest-bearing liabilities increased by $176.0 million from the previous quarter as average interest-bearing deposits increased by $169.0 million and average borrowings increased by $7.0 million. The inclusion of PPP loan average balances, interest and fees had a 14 basis point impact on the yield on average loans and a 16 basis points impact on the net interest margin for the second quarter of 2021.

As compared to the same period in 2020, the net interest margin for the second quarter of 2021 increased by 51 basis points to 4.60% from 4.09%, primarily due to a 101 basis point decrease in the cost of average interest-bearing liabilities of $1.38 billion and a decrease of 14 basis points in the yield on average interest-earning assets of $2.17 billion. Average earning assets for the second quarter of 2021 increased by $610.0 million from the second quarter of 2020, primarily due to a $648.8 million increase in average loans, offset by a $40.0 million decrease in average securities purchased under agreements to resell. Average interest-bearing liabilities for the second quarter of 2021 increased by $394.7 million from the second quarter of 2020, driven by an increase in average interest-bearing deposits of $383.3 million and an increase in average borrowings of $11.3 million.

Noninterest Income

Noninterest income for the second quarter of 2021 was $8.6 million, an increase of $408,000, or 5.0%, from the first quarter of 2021, primarily due to higher mortgage loan fees and gains on sale of SBA loans, partially offset by decreases in mortgage and SBA servicing income. During the second quarter of 2021, we recorded a $624,000 fair value adjustment gain on our SBA servicing asset and a $603,000 fair value impairment charge on our mortgage servicing asset. These servicing asset adjustments had no impact on our diluted earnings per share for the quarter.

Compared to the same period in 2020, noninterest income for the second quarter of 2021 increased by $3.1 million, or 56.3%, primarily due to the increase in mortgage loan fees and gains on sale of SBA loans, partially offset by a decrease in mortgage servicing income. Mortgage loan originations totaled $326.5 million during the second quarter of 2021 compared to $48.9 million during the second quarter of 2020. There were no mortgage loan sales during the second quarter of 2021 or 2020.

Noninterest Expense

Noninterest expense for the second quarter of 2021 totaled $12.1 million, an increase of $1.4 million, or 12.9%, from $10.7 million for the first quarter of 2021. This increase was primarily attributable to higher salaries and employee benefits, professional fees and expenses related to other real estate owned. Compared to the second quarter of 2020, noninterest expense during the second quarter of 2021 increased by $2.4 million, or 24.4%, primarily due to higher salaries and employee benefits, loan related expenses and other real estate owned related expenses.

The Company’s efficiency ratio was 36.2% for the second quarter of 2021 compared to 36.0% and 45.6% for the first quarter of 2021 and second quarter of 2020, respectively. For the six months ended June 30, 2021, the efficiency ratio was 36.1% compared with 44.3% for the same period in 2020.

Income Tax Expense

The Company’s effective tax rate for the second quarter of 2021 was 24.7%, compared to 25.5% for the first quarter of 2021 and 26.7% for the second quarter of 2020.

Balance Sheet

Total Assets

Total assets were $2.52 billion at June 30, 2021, an increase of $363.5 million, or 16.9%, from $2.15 billion at March 31, 2021, and an increase of $796.1 million, or 46.2%, from $1.72 billion at June 30, 2020. The $363.5 million increase in total assets at June 30, 2021 compared to March 31, 2021 was primarily due to increases in loans of $225.0 million and cash and due from banks of $139.5 million, partially offset by a $2.1 million increase in the allowance for loan losses. The $796.1 million increase in total assets at June 30, 2021 compared to June 30, 2020 was primarily due to increases in loans of $726.8 million, cash and due from banks of $101.0 million and bank owned life insurance of $15.8 million, partially offset by a decrease in the mortgage servicing asset of $6.5 million and an increase in the allowance for loan losses of $6.0 million.

Loans

Loans held for investment were $2.09 billion at June 30, 2021, an increase of $225.0 million, or 12.1%, compared to $1.87 billion at March 31, 2021, and an increase of $726.8 million, or 53.2%, compared to $1.36 billion at June 30, 2020. The increase in loans held for investment at June 30, 2021 compared to March 31, 2021 was primarily due to a $249.5 million increase in residential mortgages, a $6.5 million increase in construction and development loans and a $2.4 million increase in commercial real estate loans, offset by a $32.8 million decrease in commercial and industrial loans primarily due to PPP loan forgiveness. Included in commercial and industrial loans are PPP loans totaling $93.1 million as of June 30, 2021. There were no loans classified as held for sale at June 30, 2021, March 31, 2021 or June 30, 2020.

Deposits

Total deposits were $1.97 billion at June 30, 2021, an increase of $228.9 million, or 13.1%, compared to total deposits of $1.75 billion at March 31, 2021, and an increase of $624.9 million, or 46.3%, compared to total deposits of $1.35 billion at June 30, 2020. The increase in total deposits at June 30, 2021 compared to March 31, 2021 was primarily due to the $71.9 million increase in noninterest-bearing demand deposits, $131.5 million increase in money market accounts, $9.5 million increase in interest-bearing demand deposits, and a $11.6 million increase in time deposits. The increase in money market accounts was primarily due to the increase of $119.6 million in brokered money market balances during the quarter.

Noninterest-bearing deposits were $618.1 million at June 30, 2021, compared to $546.2 million at March 31, 2021 and $449.2 million at June 30, 2020. Noninterest-bearing deposits constituted 31.3% of total deposits at June 30, 2021, compared to 31.3% at March 31, 2021 and 33.3% at June 30, 2020. Interest-bearing deposits were $1.36 billion at June 30, 2021, compared to $1.20 billion at March 31, 2021 and $900.7 million at June 30, 2020. Interest-bearing deposits constituted 68.7% of total deposits at June 30, 2021, compared to 68.7% at March 31, 2021 and 66.7% at June 30, 2020.

Asset Quality

The Company recorded a provision for loan losses of $2.2 million during the second quarter of 2021. Annualized net charge-offs to average loans for the second quarter of 2021 was 0.02%, compared to 0.00% for the first quarter of 2021 and 0.01% for the second quarter of 2020. We continue to include qualitative factors in our allowance for loan losses calculation in light of the continued economic uncertainties caused by the ongoing COVID-19 pandemic, partially resulting in the increased provision expense recorded during the second quarter of 2021 along with the growth in our loan portfolio. The Company is not required to implement the provisions of the current expected credit losses accounting standard issued by the Financial Accounting Standards Board in the Accounting Standards Update No. 2016-13 until January 1, 2023, and is continuing to account for the allowance for loan losses under the incurred loss model.

Nonperforming assets totaled $14.0 million, or 0.56% of total assets, at June 30, 2021, a decrease of $1.8 million from $15.8 million, or 0.73% of total assets, at March 31, 2021, and a slight increase of $378,000 from $13.7 million, or 0.79% of total assets, at June 30, 2020. The decrease in nonperforming assets at June 30, 2021 compared to March 31, 2021 was primarily due to a $2.4 million decrease in nonaccrual loans, partially offset by an $812,000 increase in other real estate owned.

Allowance for loan losses as a percentage of total loans was 0.66% at June 30, 2021, compared to 0.63% at March 31, 2021 and 0.58% at June 30, 2020. Excluding outstanding PPP loans of $93.1 million as of June 30, 2021, $125.6 million as of March 31, 2021 and $96.1 million as of June 30, 2020, the allowance for loan losses as a percentage of total loans was 0.69% at June 30, 2021, 0.67% at March 31, 2021 and 0.62% at June 30, 2020. Allowance for loan losses as a percentage of nonperforming loans was 147.82% at June 30, 2021, compared to 98.33% and 59.66% at March 31, 2021 and June 30, 2020, respectively.

COVID-19

As of June 30, 2021, we had six non-SBA commercial customers with outstanding loan balances totaling $15.3 million that were under approved payment deferrals. This is a decline from the active payment deferrals as of March 31, 2021 that were granted to nine non-SBA commercial customers with outstanding balances totaling $26.5 million. As of June 30, 2021, we had seven SBA loans with outstanding gross loan balances totaling $13.3 million ($3.3 million unguaranteed book balance) that were under approved payment deferrals.  As of July 20, 2021, the SBA had granted forgiveness on (1) PPP loans totaling $71.8 million, or 74.1% of PPP loans funded from the first round of PPP funding under the Coronavirus Aid, Relief and Economic Security Act, and (2) PPP loans totaling $3.9 million, or 6.3% of PPP loans funded under the Economic Aid Act.

About MetroCity Bankshares, Inc.

MetroCity Bankshares, Inc. is a Georgia corporation and a registered bank holding company for its wholly-owned banking subsidiary, Metro City Bank, which is headquartered in the Atlanta, Georgia metropolitan area. Founded in 2006, Metro City Bank currently operates 19 full-service branch locations in multi-ethnic communities in Alabama, Florida, Georgia, New York, New Jersey, Texas and Virginia. To learn more about Metro City Bank, visit www.metrocitybank.bank.

Forward-Looking Statements

Statements in this press release regarding future events and our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, including statements regarding the potential effects of the ongoing COVID-19 pandemic on our business and financial results and conditions, constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical in nature and may be identified by references to a future period or periods of by the use of the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this press release should not be relied on because they are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of known and unknown risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, and other factors, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this press release and could cause us to make changes to our future plans. Factors that might cause such differences include, but are not limited to: general business and economic conditions, particularly those affecting the financial services; the impact of the ongoing COVID-19 pandemic on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; potential increases in the provision for loan losses resulting from the ongoing COVID-19 pandemic; changes in the interest rate environment, including changes to the federal funds rate; competition in our markets that may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income; interest rate fluctuations, which could have an adverse effect on the Company’s profitability; legislation or regulatory changes which could adversely affect the ability of the consolidated Company to conduct business combinations or new operations, including changes to statutes, regulations or regulatory policies or practices as a result of, or in response to, the ongoing COVID-19 pandemic; changes in tax laws; and adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the ongoing COVID-19 pandemic. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the U.S. Securities and Exchange Commission (the “SEC”), and in other documents that we file with the SEC from time to time, which are available on the SEC’s website, http://www.sec.gov. In addition, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this press release are qualified in their entirety by this cautionary statement.

Contacts

Farid Tan	Lucas Stewart
President & Chief Financial Officer	Chief Accounting Officer
770-455-4978	678-580-6414
faridtan@metrocitybank.bank	lucasstewart@metrocitybank.bank

METROCITY BANKSHARES, INC.

SELECTED FINANCIAL DATA

	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2021	2021	2020	2020	2020	2021	2020
Selected income statement data:
Interest income	$25,888	$22,672	$19,839	$18,131	$19,083	$48,560	$39,639
Interest expense	1,063	1,138	1,411	2,192	3,240	2,201	7,886
Net interest income	24,825	21,534	18,428	15,939	15,843	46,359	31,753
Provision for loan losses	2,205	1,599	956	1,450	1,061	3,804	1,061
Noninterest income	8,594	8,186	6,138	7,964	5,500	16,780	13,109
Noninterest expense	12,093	10,708	11,077	10,150	9,724	22,801	19,873
Income tax expense	4,728	4,432	3,079	2,918	2,819	9,160	6,373
Net income	14,393	12,981	9,454	9,385	7,739	27,374	17,555
Per share data:
Basic income per share	$0.56	$0.51	$0.37	$0.37	$0.30	$1.07	$0.69
Diluted income per share	$0.56	$0.50	$0.37	$0.36	$0.30	$1.06	$0.68
Dividends per share	$0.10	$0.10	$0.09	$0.09	$0.11	$0.20	$0.22
Book value per share (at period end)	$10.33	$9.95	$9.54	$9.23	$8.94	$10.33	$8.94
Shares of common stock outstanding	25,578,668	25,674,573	25,674,573	25,674,067	25,674,067	25,578,668	25,674,067
Weighted average diluted shares	25,833,328	25,881,827	25,870,885	25,858,741	25,717,339	25,840,530	25,731,714
Performance ratios:
Return on average assets	2.53%	2.62%	2.14%	2.20%	1.89%	2.57%	2.16%
Return on average equity	22.51	21.35	15.78	16.22	13.92	21.94	16.03
Dividend payout ratio	17.95	19.91	24.60	24.78	36.53	18.88	32.21
Yield on total loans	5.21	5.20	5.14	5.05	5.69	5.21	5.90
Yield on average earning assets	4.79	4.85	4.80	4.51	4.93	4.82	5.17
Cost of average interest bearing liabilities	0.31	0.38	0.56	0.91	1.32	0.34	1.56
Cost of deposits	0.29	0.36	0.55	0.94	1.38	0.32	1.63
Net interest margin	4.60	4.60	4.46	3.97	4.09	4.60	4.14
Efficiency ratio(1)	36.19	36.03	45.09	42.46	45.56	36.11	44.30
Asset quality data (at period end):
Net charge-offs/(recoveries) to average loans held for investment	0.02%	0.00%	0.04%	0.00%	0.01%	0.01%	0.00%
Nonperforming assets to gross loans and OREO	0.67	0.84	1.03	1.19	1.00	0.67	1.00
ALL to nonperforming loans	147.82	98.33	77.40	54.24	59.66	147.82	59.66
ALL to loans held for investment	0.66	0.63	0.62	0.64	0.58	0.66	0.58
Balance sheet and capital ratios:
Gross loans held for investment to deposits	106.31%	107.33%	110.48%	109.50%	101.48%	106.31%	101.48%
Noninterest bearing deposits to deposits	31.30	31.28	31.28	34.44	33.28	31.30	33.28
Common equity to assets	10.50	11.85	12.90	13.63	13.32	10.50	13.32
Leverage ratio	11.14	12.23	13.44	13.44	13.44	11.14	13.44
Common equity tier 1 ratio	17.71	18.97	20.00	21.09	21.75	17.71	21.75
Tier 1 risk-based capital ratio	17.71	18.97	20.00	21.09	21.75	17.71	21.75
Total risk-based capital ratio	18.68	19.88	20.86	21.96	22.53	18.68	22.53
Mortgage and SBA loan data:
Mortgage loans serviced for others	$746,660	$856,432	$961,670	$1,063,500	$1,136,824	$746,660	$1,136,824
Mortgage loan production	326,507	263,698	194,951	120,337	48,850	590,205	168,926
Mortgage loan sales	—	—	—	—	—	—	92,737
SBA loans serviced for others	549,238	521,182	507,442	500,047	476,629	549,238	476,629
SBA loan production	67,376	80,466	34,631	52,742	114,899	147,842	158,435
SBA loan sales	34,158	22,399	25,505	37,923	35,247	56,557	65,205

(1)	Represents noninterest expense divided by the sum of net interest income plus noninterest income.

METROCITY BANKSHARES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share data)	2021	2021	2020	2020	2020
ASSETS
Cash and due from banks	$309,289	$169,775	$140,744	$109,263	$208,325
Federal funds sold	4,644	4,444	9,944	17,268	7,444
Cash and cash equivalents	313,933	174,219	150,688	126,531	215,769
Securities purchased under agreements to resell	—	—	—	40,000	40,000
Securities available for sale (at fair value)	16,722	18,739	18,117	18,204	18,415
Loans	2,091,767	1,866,785	1,630,344	1,459,899	1,364,989
Allowance for loan losses	(13,860)	(11,735)	(10,135)	(9,339)	(7,894)
Loans less allowance for loan losses	2,077,907	1,855,050	1,620,209	1,450,560	1,357,095
Loans held for sale	—	—	—	—	—
Accrued interest receivable	10,668	10,515	10,671	7,999	8,270
Federal Home Loan Bank stock	8,451	3,951	6,147	5,723	4,873
Premises and equipment, net	13,557	13,663	13,854	14,083	14,231
Operating lease right-of-use asset	10,078	10,483	10,348	10,786	11,220
Foreclosed real estate, net	4,656	3,844	3,844	282	423
SBA servicing asset, net	11,155	10,535	9,643	10,173	8,446
Mortgage servicing asset, net	9,529	11,722	12,991	14,599	16,064
Bank owned life insurance	36,263	36,033	35,806	35,578	20,450
Other assets	4,921	5,606	5,171	5,355	6,501
Total assets	$2,517,840	$2,154,360	$1,897,489	$1,739,873	$1,721,757

LIABILITIES
Noninterest-bearing deposits	$618,054	$546,164	$462,909	$460,679	$449,185
Interest-bearing deposits	1,356,777	1,199,756	1,016,980	877,112	900,713
Total deposits	1,974,831	1,745,920	1,479,889	1,337,791	1,349,898
Federal Home Loan Bank advances	200,000	80,000	110,000	100,000	80,000
Other borrowings	474	479	483	491	3,060
Operating lease liability	10,648	11,048	10,910	11,342	11,769
Accrued interest payable	202	206	222	310	549
Other liabilities	67,431	61,332	51,154	52,843	47,060
Total liabilities	$2,253,586	$1,898,985	$1,652,658	$1,502,777	$1,492,336

SHAREHOLDERS' EQUITY
Preferred stock	—	—	—	—	—
Common stock	256	257	257	257	257
Additional paid-in capital	52,924	55,977	55,674	55,098	54,524
Retained earnings	210,910	199,102	188,705	181,576	174,518
Accumulated other comprehensive income (loss)	164	39	195	165	122
Total shareholders' equity	264,254	255,375	244,831	237,096	229,421
Total liabilities and shareholders' equity	$2,517,840	$2,154,360	$1,897,489	$1,739,873	$1,721,757

METROCITY BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2021	2021	2020	2020	2020	2021	2020
Interest and dividend income:
Loans, including Fees	$25,728	$22,500	$19,658	$17,880	$18,826	$48,228	$38,334
Other investment income	159	170	164	187	196	329	1,078
Federal funds sold	1	2	17	64	61	3	227
Total interest income	25,888	22,672	19,839	18,131	19,083	48,560	39,639

Interest expense:
Deposits	919	992	1,262	2,046	3,096	1,911	7,610
FHLB advances and other borrowings	144	146	149	146	144	290	276
Total interest expense	1,063	1,138	1,411	2,192	3,240	2,201	7,886

Net interest income	24,825	21,534	18,428	15,939	15,843	46,359	31,753

Provision for loan losses	2,205	1,599	956	1,450	1,061	3,804	1,061

Net interest income after provision for loan losses	22,620	19,935	17,472	14,489	14,782	42,555	30,692

Noninterest income:
Service charges on deposit accounts	411	373	350	309	277	784	653
Other service charges, commissions and fees	3,877	3,398	3,223	2,076	990	7,275	3,245
Gain on sale of residential mortgage loans	—	—	—	—	—	—	2,529
Mortgage servicing income, net	(957)	166	(82)	235	783	(791)	1,155
Gain on sale of SBA loans	2,845	1,854	1,625	2,265	1,276	4,699	2,577
SBA servicing income, net	1,905	2,133	724	2,931	1,959	4,038	2,475
Other income	513	262	298	148	215	775	475
Total noninterest income	8,594	8,186	6,138	7,964	5,500	16,780	13,109

Noninterest expense:
Salaries and employee benefits	6,915	6,699	6,822	6,416	5,749	13,614	12,262
Occupancy	1,252	1,275	1,293	1,302	1,277	2,527	2,488
Data Processing	283	308	313	287	201	591	478
Advertising	117	145	138	127	140	262	301
Other expenses	3,526	2,281	2,511	2,018	2,357	5,807	4,344
Total noninterest expense	12,093	10,708	11,077	10,150	9,724	22,801	19,873

Income before provision for income taxes	19,121	17,413	12,533	12,303	10,558	36,534	23,928
Provision for income taxes	4,728	4,432	3,079	2,918	2,819	9,160	6,373
Net income available to common shareholders	$14,393	$12,981	$9,454	$9,385	$7,739	$27,374	$17,555

METROCITY BANKSHARES, INC.

AVERAGE BALANCES AND YIELDS/RATES

	Three Months Ended
	June 30, 2021			March 31, 2021			June 30, 2020
	Average	Interest and	Yield /	Average	Interest and	Yield /	Average	Interest and	Yield /
(Dollars in thousands)	Balance	Fees	Rate	Balance	Fees	Rate	Balance	Fees	Rate
Earning Assets:
Federal funds sold and other investments(1)	$169,578	$76	0.18%	$125,699	$72	0.23%	$167,059	$97	0.23%
Securities purchased under agreements to resell	—	—	—	—	—	—	40,000	57	0.57
Securities available for sale	17,080	84	1.97	18,164	100	2.23	18,410	103	2.25
Total investments	186,658	160	0.34	143,863	172	0.48	225,469	257	0.46
Construction and development	47,173	615	5.23	40,954	531	5.26	31,617	421	5.36
Commercial real estate	510,241	7,344	5.77	491,635	7,078	5.84	472,113	6,470	5.51
Commercial and industrial	146,408	2,558	7.01	152,433	1,920	5.11	111,629	2,076	7.48
Residential real estate	1,275,555	15,180	4.77	1,068,495	12,930	4.91	714,095	9,801	5.52
Consumer and other	179	31	69.46	174	41	95.56	1,275	58	18.30
Gross loans(2)	1,979,556	25,728	5.21	1,753,691	22,500	5.20	1,330,729	18,826	5.69
Total earning assets	2,166,214	25,888	4.79	1,897,554	22,672	4.85	1,556,198	19,083	4.93
Noninterest-earning assets	112,161			111,164			93,152
Total assets	2,278,375			2,008,718			1,649,350
Interest-bearing liabilities:
NOW and savings deposits	107,072	53	0.20	92,312	47	0.21	64,081	40	0.26
Money market deposits	659,173	373	0.23	534,192	337	0.26	207,785	393	0.76
Time deposits	521,217	493	0.38	491,913	608	0.50	632,257	2,663	1.69
Total interest-bearing deposits	1,287,462	919	0.29	1,118,417	992	0.36	904,123	3,096	1.38
Borrowings	94,435	144	0.61	87,483	146	0.68	83,096	144	0.70
Total interest-bearing liabilities	1,381,897	1,063	0.31	1,205,900	1,138	0.38	987,219	3,240	1.32
Noninterest-bearing liabilities:
Noninterest-bearing deposits	561,170			483,691			377,136
Other noninterest-bearing liabilities	78,822			72,534			61,449
Total noninterest-bearing liabilities	639,992			556,225			438,585
Shareholders' equity	256,486			246,593			223,546
Total liabilities and shareholders' equity	$2,278,375			$2,008,718			$1,649,350
Net interest income		$24,825			$21,534			$15,843
Net interest spread			4.48			4.47			3.61
Net interest margin			4.60			4.60			4.09

(1)	Includes income and average balances for term federal funds sold, interest-earning cash accounts and other miscellaneous interest-earning assets.
(2)	Average loan balances include nonaccrual loans and loans held for sale.

METROCITY BANKSHARES, INC.

AVERAGE BALANCES AND YIELDS/RATES

	Six Months Ended
	June 30, 2021			June 30, 2020
	Average	Interest and	Yield /	Average	Interest and	Yield /
(Dollars in thousands)	Balance	Fees	Rate	Balance	Fees	Rate
Earning Assets:
Federal funds sold and other investments(1)	$147,760	$149	0.20%	$180,214	$899	1.00%
Securities purchased under agreements to resell	—	—	—	36,016	197	1.10
Securities available for sale	17,619	183	2.09	17,537	209	2.40
Total investments	165,379	332	0.40	233,767	1,305	1.12
Construction and development	44,081	1,147	5.25	29,425	817	5.58
Commercial real estate	500,989	14,422	5.81	474,464	13,991	5.93
Commercial and industrial	149,403	4,478	6.04	85,781	3,055	7.16
Residential real estate	1,172,597	28,109	4.83	716,282	20,371	5.72
Consumer and other	177	72	82.03	1,430	100	14.06
Gross loans(2)	1,867,247	48,228	5.21	1,307,382	38,334	5.90
Total earning assets	2,032,626	48,560	4.82	1,541,149	39,639	5.17
Noninterest-earning assets	111,665			93,323
Total assets	2,144,291			1,634,472
Interest-bearing liabilities:
NOW and savings deposits	99,732	99	0.20	61,141	83	0.27
Money market deposits	597,028	711	0.24	198,524	1,062	1.08
Time deposits	506,646	1,101	0.44	679,145	6,465	1.91
Total interest-bearing deposits	1,203,406	1,911	0.32	938,810	7,610	1.63
Borrowings	90,978	290	0.64	79,486	276	0.70
Total interest-bearing liabilities	1,294,384	2,201	0.34	1,018,296	7,886	1.56
Noninterest-bearing liabilities:
Noninterest-bearing deposits	522,645			338,112
Other noninterest-bearing liabilities	75,695			57,887
Total noninterest-bearing liabilities	598,340			395,999
Shareholders' equity	251,567			220,177
Total liabilities and shareholders' equity	$2,144,291			$1,634,472
Net interest income		$46,359			$31,753
Net interest spread			4.48			3.61
Net interest margin			4.60			4.14

(1)	Includes income and average balances for term federal funds sold, interest-earning cash accounts and other miscellaneous interest-earning assets.
(2)	Average loan balances include nonaccrual loans and loans held for sale.

METROCITY BANKSHARES, INC.

LOAN DATA

	As of the Quarter Ended
	June 30, 2021		March 31, 2021		December 31, 2020		September 30, 2020		June 30, 2020
		% of		% of		% of		% of		% of
(Dollars in thousands)	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Construction and Development	$58,668	2.8%	$52,202	2.8%	$45,653	2.8%	$38,607	2.6%	$42,847	3.1%
Commercial Real Estate	475,658	22.7	473,281	25.3	477,419	29.2	447,596	30.6	429,019	31.3
Commercial and Industrial	134,076	6.4	166,915	8.9	137,239	8.4	146,880	10.0	141,540	10.3
Residential Real Estate	1,430,843	68.1	1,181,385	63.0	974,445	59.6	831,334	56.7	755,521	55.2
Consumer and other	169	—	169	—	183	—	505	0.1	967	0.1
Gross loans	$2,099,414	100.0%	$1,873,952	100.0%	$1,634,939	100.0%	$1,464,922	100.0%	$1,369,894	100.0%
Unearned income	(7,647)		(7,167)		(4,595)		(5,023)		(4,905)
Allowance for loan losses	(13,860)		(11,735)		(10,135)		(9,339)		(7,894)
Net loans	$2,077,907		$1,855,050		$1,620,209		$1,450,560		$1,357,095

METROCITY BANKSHARES, INC.

NONPERFORMING ASSETS

	As of the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2021	2021	2020	2020	2020
Nonaccrual loans	$6,623	$9,071	$10,203	$9,730	$10,335
Past due loans 90 days or more and still accruing	—	—	—	—	—
Accruing troubled debt restructured loans	2,753	2,863	2,891	7,487	2,896
Total non-performing loans	9,376	11,934	13,094	17,217	13,231
Other real estate owned	4,656	3,844	3,844	282	423
Total non-performing assets	$14,032	$15,778	$16,938	$17,499	$13,654

Nonperforming loans to gross loans	0.45%	0.64%	0.80%	1.18%	0.97%
Nonperforming assets to total assets	0.56	0.73	0.89	1.01	0.79
Allowance for loan losses to non-performing loans	147.82	98.33	77.40	54.24	59.66

METROCITY BANKSHARES, INC.

ALLOWANCE FOR LOAN LOSSES

	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands)	2021	2021	2020	2020	2020	2021	2020
Balance, beginning of period	$11,735	$10,135	$9,339	$7,894	$6,859	$10,135	$6,839
Net charge-offs/(recoveries):
Construction and development	—	—	—	—	—	—	—
Commercial real estate	23	(3)	107	(3)	(3)	20	(5)
Commercial and industrial	60	4	51	—	—	64	(25)
Residential real estate	—	—	—	—	—	—	—
Consumer and other	(3)	(2)	2	8	29	(5)	36
Total net charge-offs/(recoveries)	80	(1)	160	5	26	79	6
Provision for loan losses	2,205	1,599	956	1,450	1,061	3,804	1,061
Balance, end of period	$13,860	$11,735	$10,135	$9,339	$7,894	$13,860	$7,894
Total loans at end of period	$2,099,414	$1,873,952	$1,634,939	$1,464,922	$1,369,894	$2,099,414	$1,369,894
Average loans(1)	$1,979,556	$1,753,691	$1,522,150	$1,407,670	$1,330,729	$1,867,247	$1,278,784
Net charge-offs to average loans	0.02%	0.00%	0.04%	0.00%	0.01%	0.01%	0.00%
Allowance for loan losses to total loans	0.66	0.63	0.62	0.64	0.58	0.66	0.58

(1)	Excludes loans held for sale